FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

American Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-1544320
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
5.125% Subordinated Debentures due 2059	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223216

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.	Description of Registrant’s Securities to be Registered.

American Financial Group, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 5.125% Subordinated Debentures due 2059 (the “Debentures”) to be registered hereunder, set forth under the heading “Description of Debentures” in the Registrant’s Prospectus Supplement, dated November 21, 2019 and filed November 22, 2019, and, to the extent not superseded by the aforementioned description in the Prospectus Supplement, as set forth under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated February 26, 2018, constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-223216) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Debentures are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

4.1
Subordinated Debt Securities Indenture dated as of September 23, 2014, between the Registrant, as Issuer, and U.S. Bank National Association, as Trustee  (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 001-13653), filed by the Registrant on September 23, 2014).

4.2	Form of Fourth Supplemental Indenture to be dated as of December 2, 2019 between the Registrant, as Issuer and U.S. Bank National Association, as Trustee.

4.3	Form of 5.125% Subordinated Debentures due 2059 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

By:	/s/ Mark A. Weiss
Mark A. Weiss
Vice President

Dated:  November 22, 2019